UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

ENCOMPASS GROUP AFFILIATES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	Number)

775 Tipton Industrial Dr., Lawrenceville, GA	30046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 474-0325

775 Tipton Industrial Drive, Lawrenceville, GA 30046
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 3, 2011, Encompass Group Affiliates, Inc. (the “Company”) completed the previously announced sale of substantially all of its assets and the assets of its subsidiaries (other than certain inactive subsidiaries) to Encompass Supply Chain Solutions, Inc. (“ESCS”), a wholly-owned subsidiary of Sancompass, Inc. (“Sancompass”).  Sancompass and ESCS are both newly formed entities owned by funds advised by Sankaty Advisors, LLC (the “Sankaty Funds”).  The Sankaty Funds were the holders of the senior and subordinated debt of Encompass Parts Distribution, Inc., a wholly-owned subsidiary of the Company.

The sale was made pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of May 13, 2011 by and among the Company and its subsidiaries, Encompass Parts Distribution, Inc. (“EPD”), Cyber-Test, Inc. d/b/a Encompass Service Solutions, Vance Baldwin, Inc. (“Vance Baldwin”), Tritronics, Inc. (“Tritronics”) and Encompass Service Solutions, Inc. (collectively, the “Sellers”) and Sancompass and ESCS.  In accordance with the terms of the Asset Purchase Agreement, ESCS acquired substantially all of the assets of the Company and its subsidiaries (other than certain inactive subsidiaries) in exchange for the following consideration: (i) the assumption by ESCS of substantially all of the Company’s liabilities and the liabilities of its subsidiaries (including all of the obligations in respect of the senior indebtedness owed to the Sankaty Funds), subject to certain exclusions as set forth in the Asset Purchase Agreement, (ii) the transfer to the Sellers of the subordinated debt held by the Sankaty Funds for cancellation, (iii) a cash payment of $1,000,000; (iv) the issuance to the Company of a 15% common equity interest in Sancompass, and (v) the assumption or discharge of certain of the Sellers’ other liabilities and expenses.  The Sankaty Funds also surrendered their shares of preferred stock in the Company.  In addition, the Sellers received preferred equity of Sancompass, which was immediately exchanged for all of the subordinated debt owed by the Company to the former majority shareholders of Vance Baldwin and Tritronics.  The sale of substantially all of the Company’s assets and those of its subsidiaries described in the Asset Purchase Agreement is referred to herein as the “Sale Transaction.”  The amount of consideration received by the Company was based on the determination that the purchase price paid by ESCS, together with ESCS’ assumption of the assumed liabilities, was equal to the aggregate value of the assumed liabilities, including, without limitation, the aggregate principal amount of any and all debt securities and other financial instruments included therein and any accrued interest thereon.

Because the liquidation preference and accrued dividends of the Company’s preferred stock exceeds $11,000,000, the Company will distribute Sancompass’ common stock to the holder (ACT-DE, LLC) of the Company’s senior ranking preferred stock (Series C Preferred) as soon as possible after the transaction, consistent with Florida corporation law.

The Company now has no operations or operating assets.  The Company’s assets/liabilities going forward will consist solely of cash remaining after payment of expenses of the transaction and liabilities not assumed or reimbursed by ESCS.  The Company also holds shares of Sancompass common stock; however, as stated above, the Company will distribute the Sancompass common stock to the holders of the Company’s preferred stock as soon as possible, consistent with the Florida corporation law.  Therefore, the Company’s common shareholders have no economic interest in the Sancompass common stock.  The Company does not anticipate a material amount of cash will remain after payment of expenses and non-assumed liabilities.  The Sale Transaction will not result in any distribution to common shareholders of the Company.

A description of the Asset Purchase Agreement can be found in the definitive proxy statement filed by the Company on September 15, 2011, which is incorporated by reference herein.  Such description is a summary only and is qualified in its entirety by the full text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 19, 2011 and is incorporated by reference herein.

Item 302	Unregistered Sales of Equity Securities

On May 23, 2011, the former shareholders of Vance Baldwin and Tritronics (collectively, the “Note Holders”) entered into Seller Note Exchange Agreements with the Company pursuant to which, following the closing of the Asset Purchase Agreement, the Company would transfer to the Note Holders all of the nonparticipating preferred equity of Sancompass that the Company received under the Asset Purchase Agreement, and the Note Holders would transfer to the Company the subordinated promissory notes that the Company issued to the Note Holders in connection with the Company’s acquisition of those subsidiaries.  The amount, including accrued and unpaid interest, owed on each of the promissory notes was $1,021,479.50 as of May 23, 2011.

On October 3, 2011, immediately following the closing of the Sale Transaction, the Sellers received preferred equity of Sancompass, which was immediately exchanged for all of the subordinated debt owed by the Company to the Note Holders.  Specifically, the Company transferred 1,839.736 shares of Series B Preferred Stock and 262.820 shares of Series C Preferred Stock, in the aggregate, to the Note Holders in exchange for the subordinated promissory notes, which were satisfied in full, including all accrued and unpaid interest thereon.

The exchange was exempt from registration under the Securities Act of 1933, in reliance upon Sections 4(1) and 4(2) thereof.  The Company believes that each of the former majority shareholders of Vance Baldwin and Tritronics is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  The certificates issued for the shares include a legend to indicate that they are restricted.  The transaction did not involve the use of underwriters, and no commissions were paid in connection therewith.

The foregoing description of the Seller Note Exchange Agreements is a summary only and is qualified in its entirety by the full text of the Seller Note Exchange Agreements, the forms of which are attached as Exhibit E to the Asset Purchase Agreement and are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2011, in connection with the closing of the Asset Purchase Agreement and the consummation of the Sale Transaction, the following directors of the Company resigned their positions with the Company and its subsidiaries:  John R. Black, Gerald E. Wedren, Thomas R. Ketteler and Wilbank J. Roche.  In addition, the following officers resigned their positions with the Sellers:  Robert B. Gowens (Interim Chief Executive Officer of the Company), Robert Coolidge (President of EPD), Kim Wagner (Executive Vice President of EPD) and Thomas Sutlive (President of Cyber-Test, Inc. d/b/a Encompass Service Solutions).

John G. Ball and William J. Nolan, IV, will remain as directors of the Company and its subsidiaries.

In connection with and effective upon the completion of the Sale Transaction on October 3, 2011, John G. Ball was appointed President of the Company and each of its subsidiaries.  Mr. Ball has served as a director of the Company since August 2007.  He is a cofounder and principal of XRoads Solutions Group, a professional services firm formed in 1997, where he leads the services and manufacturing practices.  While at XRoads, he was involved in leading and advising a number of temporary staffing firms.  Prior to XRoads, Mr. Ball was a partner of High Performance Partners, a firm of financial, strategic planning, marketing and turnaround consultants, from 1989 to 1997.  Mr. Ball served as a director of Westaff, Inc., a publicly-traded light industrial staffing business based in California, from May 2007 to April 2009.  Mr. Ball will receive annual compensation of $15,000 for his services as director and annual compensation of $10,000 for his services as President.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on October 3, 2011. The Company’s outstanding common stock, Series C Preferred Stock and Series D Preferred Stock voted together (on an as-converted basis) as a single class on all proposals.  Each share of common stock entitled the holder thereof to one vote on all matters submitted to the shareholders.  As of the record date, each share of Series C Preferred Stock had the same voting rights as 85,795,880 shares of common stock; and each share of Series D Preferred Stock had the same voting rights as 8,633,548 shares of common stock. . At the meeting, the following matters were voted on, and the following votes were cast (on an as-converted basis), by the shareholders:

The sale of substantially all of the Company’s assets and the assets of its subsidiaries pursuant to the Asset Purchase Agreement, dated May 13, 2011 by and among (i) the Company, (ii) the Company’s subsidiaries, Encompass Parts Distribution, Inc., Cyber-Test, Inc., Vance Baldwin, Inc., Tritronics, Inc. and Encompass Service Solutions, Inc., (iii) Sancompass, Inc. and (iv) Encompass Supply Chain Solutions, Inc. (referred to herein as the “Sale Transaction”), was approved.

For	Against	Abstain	Broker Non-Votes
78,546,028,842.2	134,403,009	19,772,490	0

The amendment of the Company’s Restated Articles of Incorporation, as previously amended, to change the Company’s name from Encompass Group Affiliates, Inc. to “Re-act Enterprises, Inc.” in the event the transaction proposed in Proposal No. 1 is consummated, was approved.   The name change will be effective upon the filing of the amendment with the Florida Secretary of State.

For	Against	Abstain	Broker Non-Votes
78,584,085,047.2	96,446,134	19,673,160	0

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Asset Purchase Agreement among the Company, its subsidiaries, Sancompass, Inc. and Encompass Supply Chain Solutions, Inc. dated as of May 13, 2011, including exhibits thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS GROUP AFFILIATES, INC.

Dated: October 6, 2011	By:	/s/ John G. Ball
President

EXHIBIT INDEX

Exhibit Number	Description
10.1
Asset Purchase Agreement among the Company, its subsidiaries, Sancompass, Inc. and Encompass Supply Chain Solutions, Inc. dated as of May 13, 2011, including exhibits thereto, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 15, 2011.